Exhibit 99.1

NOVAGOLD Announces 2017 First Quarter Results Highlighting Progress on Donlin Gold’s Environmental Impact Statement

Work continues on the Donlin Gold Environmental Impact Statement (EIS) as the U.S. Army Corps of Engineers (the “Corps”), the project’s lead federal permitting agency, works to complete the final EIS
With over $98 million in its treasury as of February 28, 2017, NOVAGOLD has ample funds to complete permitting at Donlin Gold

April 3, 2017 - Vancouver, British Columbia – NOVAGOLD RESOURCES INC. (TSX, NYSE MKT: NG) today released its first quarter financial results and updates for its flagship 50%-owned Donlin Gold project in Alaska and its 50%-owned Galore Creek copper-gold-silver project in British Columbia.

Details of the financial results for the three months ended February 28, 2017 are presented in the consolidated financial statements and quarterly report filed on Form 10-Q with the SEC that will be available on the Company's website at www.novagold.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov. All amounts are in U.S. dollars unless otherwise stated and all resource and reserve estimates are shown on a 100% project basis.

In the first quarter 2017, NOVAGOLD:

Progressed with permitting of Donlin Gold as the Corps continued to advance the final EIS, which is anticipated to be filed in early 2018:

Donlin Gold has responded to more than 100 Requests for Additional Information
The Corps facilitated interagency workshops in December 2016 to discuss and address draft EIS comments in four key areas: 1) water management; 2) tailings management and spill risks; 3) mercury fate and transport; and 4) barging operations

Continued to advance Donlin Gold’s other major permits and approvals:

The updated preliminary jurisdictional wetland determination, in support of the Clean Water Act Section 404 permit application, has been accepted by the Corps
Work continues with Calista and other parties in developing a compensatory wetland impact mitigation plan for the project
Progressed toward issuance of major State permits (e.g., air quality permit to construct, integrated waste management permit, reclamation and closure plan approval, and water discharge permit)
The Pipeline and Hazardous Materials Safety Administration opened a docket for Donlin Gold’s special permit to construct the natural gas pipeline.

Continued extensive outreach efforts and strengthened partnerships with local stakeholders and community partners:

Hosted Donlin Gold village meetings and tribal gathering updates in the Yukon-Kuskokwim (Y-K) region
Sponsored various key sporting events and a Safety Expo
Met with the Lower Kuskokwim School District counsellors and participated in two job fairs in Bethel as part of its workforce development initiatives
Assisted with funding of equipment for the “Arrive Alive” program - a tribal transportation winter safety project on the Kuskokwim River
Met with Alaska’s legislative leadership to give a Donlin Gold project update and introduce Andy Cole, Donlin Gold’s new General Manager
Sponsored a number of Tahltan community initiatives related to activities at the Galore Creek project in Northern British Columbia

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President’s Message

Donlin Gold Project

As NOVAGOLD and its partner, Barrick Gold, continue to make tangible progress in permitting their jointly owned Donlin Gold project, they find themselves in an enviable position of advancing one of the industry’s most valuable assets up the value chain at a time when availability of major long-life, high-grade projects with significant exploration potential located in one of the world’s premier mining jurisdictions, such as Alaska, is virtually non-existent. This situation is not likely to change, particularly at a time when global exploration spending is at a ten-year low and there are no signs of any new discovery of this magnitude or quality on the horizon. This fact, superimposed on what we believe to be the rapidly developing case for rising future gold prices based, among many other things, on emerging gold supply-demand disequilibrium and ever increasing macro-economic uncertainty, make a special case for NOVAGOLD as a uniquely compelling vehicle for investors in this relatively small space. These overall conditions are the reasons that we believe our one-of-a-kind Donlin Gold asset will continue to appreciate in value. Furthermore, over the past 20 years of activity at Donlin Gold, we have been building strong partnerships with Calista Corporation (the owner of mineral rights) and The Kuskokwim Corporation (the owner of surface rights) and other members of the local communities to establish an atmosphere of trust and respect among all Donlin Gold stakeholders. The same applies to state and federal regulators who have been working with us for many years. These stakeholders form an important foundation for our future collective success, because together we are creating an important source of economic prosperity in the region for generations to come. Importantly, we share the same values and priorities: that Donlin Gold should be developed responsibly and in a way that provides tangible benefits to all stakeholders.

In the first quarter of 2017, the Corps progressed in advancing the Donlin Gold final EIS. Donlin Gold has responded to more than 100 Requests for Additional Information from the Corps. This effort will assist the Corps and AECOM, the Corps’ EIS contractor, as they complete responses to comments received on the draft EIS, refine the alternatives to be considered, and identify potential mitigation measures for the final EIS. The Corps is working collaboratively with all cooperating agencies and anticipates the publication of the final EIS in early 2018. Interagency workshops were also held by the Corps to discuss and address four key areas of the draft EIS comments: water management, tailings management and spill risks, mercury fate and transport, and barging operations.

While actively participating in the EIS process, Donlin Gold has also advanced other major permit applications and approvals. The updated preliminary jurisdictional wetland determination, which Donlin Gold submitted in support of the Clean Water Act Section 404 permit application, has been accepted by the Corps. The development of a compensatory wetland mitigation plan for the project continued with Calista and other interested parties. The Pipeline and Hazardous Materials Safety Administration has opened a docket for Donlin Gold’s special permit to construct the natural gas pipeline. Work on other required state permits, including the water discharge permit, dam safety approvals, water use permits, fish habitat permits, and land and shoreline lease and right-of-way approvals, continues to advance as expected. We are encouraged to see everything on track as we work through the final stages of permitting.

I have worked on many great assets over the span of my career and yet, the passage of time continues to further endorse the distinctive qualities of the Donlin Gold deposit. With a measured and indicated mineral resource endowment containing 39,000,000 ounces of gold with a grade averaging 2.2 grams per tonne, and a projected gold production profile that is expected to average approximately 1,100,000 ounces of gold per year over a projected 27-year life with the initial five-year average production at 1,500,000 ounces per year, Donlin Gold is truly an exceptional deposit in the gold industry located in one of the top mining jurisdictions, Alaska. Moreover, the excellent exploration upside with the various prospects along the eight-kilometer gold-bearing mineralized trend could substantially expand the project’s mine life. Barrick and NOVAGOLD recognize that Donlin Gold is a unique asset and both parties are working diligently to realize the asset’s extraordinary potential.

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In addition to working together to successfully complete permitting in the most efficient manner possible, the owners’ technical experts are conducting studies to identify optimized development scenarios that would maximize the project’s value and reduce initial capital outlay. Together, we have reviewed Donlin Gold’s geology and resource model, and evaluated its mine design and the further use of selective mining methods. Other opportunities have been identified and are being assessed such as employing modular construction, automating certain mining activities, and the use of other innovative ideas for infrastructure and logistics. As we approach completion of the EIS and permitting processes, the owners expect to update the feasibility study to reflect any enhancements and other beneficial changes. Our partnership with Barrick Gold has never been stronger. Together we continue to evaluate third-party financing opportunities to reduce upfront capital, particularly related to capital intensive infrastructure items. The owners will take all of this information into account before reaching a construction decision. Time is on our side and we have a healthy balance sheet, affording us the flexibility and strength to do things properly and make sound decisions along the line.

Galore Creek Project

We continue to work with Teck on Galore Creek technical studies as well as care and maintenance of the site. Like Donlin Gold, Galore Creek is large in size and rich in grade. When built, it is expected to be the largest copper mine in Canada and one of the lowest-cost producers. As we continue to assess the attractiveness of Galore Creek and opportunities to monetize all or part of our 50% interest, we feel strongly that the asset will realize material value for our shareholders and further strengthen our cash position to advance development of Donlin Gold.

Stakeholder Engagement

We are proud of the relationships we have with our projects’ regional community partners. Together we are building a foundation that will enable the residents of the Y-K region of Alaska and the Tahltan Nation of northern British Columbia to thrive as Donlin Gold and Galore Creek come to fruition. In the first quarter, Donlin Gold kicked off their 2017 meeting circuit, providing project updates in various Y-K villages and at an Intertribal Gathering. As part of our workforce development initiatives, meetings were held with the Lower Kuskokwim School District counsellors to discuss the project’s status and student outreach opportunities. Donlin Gold also helped to organize and attended a few job fairs in Bethel, one of which was the Career and Training Fair which provided a platform for representatives from more than 100 businesses to talk about available jobs and internships in the region. In the first quarter, we had an opportunity to meet with Alaska’s legislative leadership to give a project update on Donlin Gold and introduce Andy Cole, the new General Manager. Donlin Gold sponsored a number of sporting events in the Y-K region and as a premier sponsor of the Iron Dog Race – the world’s longest snowmobile race – hosted the Donlin Gold Safety Expo where a pre-race inspection of racers’ safety and survival gear was conducted. Additionally, Donlin Gold assisted with the purchase of equipment for a tribal project titled “Arrive Alive”, promoting winter safety on the Kuskokwim River. In Northern British Columbia, Galore Creek continues to sponsor and participate in a number of Tahltan community initiatives.

Balance Sheet

NOVAGOLD is strong financially. With more than $98 million in our treasury as of February 28, 2017, we are able to concentrate on activities related to permitting Donlin Gold, maintaining strong ties with all of our stakeholders and delivering on our stated objectives.

To conclude, I'm thankful for the Board of Directors, my colleagues and our stakeholders' commitment and shared enthusiasm in advancing both projects up the value chain. We are equally appreciative for the continued interest and support of our shareholders, project teams, as well as governments, Native Corporations and First Nations of the jurisdictions in which we operate. Our understanding of the gold industry confirms our belief that NOVAGOLD offers a unique opportunity – one where it is only a matter of time for its true value to be realized.

Gregory A. Lang
President & CEO

www.novagold.com
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Financial Results

in thousands of U.S. dollars, except for per share amounts

	Three months ended February 28, 2017 $	Three months ended February 29, 2016 $
General and administrative expense (1)	6,731	7,333
Share of losses – Donlin Gold	2,082	2,003
Share of losses – Galore Creek	150	194
Total operating expenses	8,963	9,530

Loss from operations	(8,963)	(9,530)
Other income (expense)	(1,127)	(385)

Loss for the period	(10,143)	(9,977)
Loss per share, basic and diluted	(0.03)	(0.03)
	At February 28, 2017 $	At November 30, 2016 $
Cash, cash equivalents and term deposits	98,239	105,274
Total assets	405,279	408,261
Total liabilities	107,891	108,998

(1) Includes share-based compensation expense of $3,925 and $4,708 in the first quarters of 2017 and 2016, respectively.

Loss from operations in the first quarter decreased from $9.5 million in 2016 to $9.0 million in 2017 due to lower general and administrative expense. General and administrative expense decreased by $0.6 million, primarily due to lower share-based compensation costs for stock options compared to the prior year. The current year grant to the Company’s Directors is scheduled to vest over a two-year period. The prior year grant fully vested on the grant date.

Net loss increased from $10.0 million ($0.03 per share) in 2016 to $10.1 million ($0.03 per share) in 2017. Lower operating costs in the current period were offset by a $0.7 million net change in foreign exchange gains and losses.

Liquidity and Capital Resources

Cash, cash equivalents and term deposits decreased by $7.0 million in the first quarter of 2017, primarily related to $4.4 million used in operating activities for administrative costs and working capital changes, $2.4 million to fund Donlin Gold and $0.2 million to fund Galore Creek. The term deposits are denominated in U.S. dollars and are held at Canadian chartered banks.

2017 Outlook

For the full year, we continue to expect to spend approximately $23 million, including $11 million for general and administrative costs, $10 million to fund our share of expenditures at the Donlin Gold project and $2 million at the Galore Creek project. Funding requirements for our share of additional joint Donlin Gold studies with Barrick, if any, will be determined later in 2017.

NOVAGOLD will focus on five primary goals in 2017: advance the Donlin Gold project toward a construction/ production decision; continue to enhance the value of the Galore Creek project; maintain a healthy balance sheet; maintain an effective corporate social responsibility program; and evaluate opportunities to monetize the value of Galore Creek.

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Conference Call & Webcast Details

NOVAGOLD’s conference call and webcast to discuss these results will take place on April 4, 2017 at 8:00 am PT (11:00 am ET). The webcast and conference call-in details are provided below.

Webcast:	www.novagold.com/investors/events/
North American callers:	1-866-426-5215
International callers:	1-704-908-0398
Conference ID:	90447178

The webcast will be archived on NOVAGOLD’s website for one year. To request a transcript of the call, please send us an email to info@novagold.com.

About NOVAGOLD

NOVAGOLD is a well-financed precious metals company focused on the permitting and development of its 50%-owned Donlin Gold project in Alaska, one of the safest mining jurisdictions in the world. With approximately 39 million ounces of gold in the measured and indicated resource categories, inclusive of proven and probable reserves (541 million tonnes at an average grade of approximately 2.2 grams per tonne), Donlin Gold is regarded to be one of the largest, highest grade, and most prospective known gold deposits in the world. According to the Second Updated Feasibility Study (as defined below), once in production, Donlin Gold is expected to produce an average of more than one million ounces per year over a 27-year mine life on a 100% basis. The Donlin Gold project has substantial exploration potential beyond the designed footprint which currently covers only three kilometers of an approximately eight-kilometer long gold-bearing trend. Current activities at Donlin Gold are focused on permitting, community outreach and workforce development in preparation for the construction and operation of this top tier asset. NOVAGOLD also owns 50% of the Galore Creek copper-gold-silver project located in northern British Columbia. According to the 2011 Pre-Feasibility Study (as defined below), once in production, Galore Creek is expected to be the largest copper mine in Canada, a tier-one mining jurisdiction. NOVAGOLD anticipates selling all or a portion of its interest in Galore Creek and would apply the proceeds toward the development of Donlin Gold. With a strong balance sheet, NOVAGOLD is well positioned to stay the course and take Donlin Gold through permitting.

Scientific and Technical Information

Scientific and technical information contained herein with respect to Donlin Gold is derived from the “Donlin Creek Gold Project Alaska, USA NI 43-101 Technical Report on Second Updated Feasibility Study” compiled by AMEC with an effective date of November 18, 2011, as amended January 20, 2012 (the “Second Updated Feasibility Study”). Kirk Hanson, P.E., Technical Director, Open Pit Mining, North America, (AMEC, Reno), and Gordon Seibel, R.M. SME, Principal Geologist, (AMEC, Reno) are the Qualified Persons responsible for the preparation of the independent technical report, each of whom are independent “qualified persons” as defined by NI 43-101.

Certain scientific and technical information contained herein with respect to Galore Creek is derived from the technical report entitled "Galore Creek Project British Columbia NI 43-101 Technical Report on Pre-Feasibility Study" dated effective July 27, 2011 (the "2011 Pre-Feasibility Study"). The Qualified Persons responsible for the preparation of the independent technical report are Greg Kulla, P. Geo., Principal Geologist (AMEC Americas Limited), and Jay Melnyk, P. Eng. (AMEC Americas Limited), each of whom are independent "qualified persons" as defined by NI 43-101.

Clifford Krall, P.E., who is the Mine Engineering Manager for NOVAGOLD and a “qualified person” under NI 43-101, has approved the scientific and technical information related to the Donlin Gold and Galore Creek projects contained in this press release.

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NOVAGOLD Contacts:

Mélanie Hennessey
Vice President, Corporate Communications

Erin O’Toole
Senior Stakeholder Relations Specialist

604-669-6227 or 1-866-669-6227

Cautionary Note Regarding Forward-Looking Statements

This press release includes certain “forward-looking information” and “forward-looking statements” (collectively “forward-looking statements”) within the meaning of applicable securities legislation, including the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included herein including, without limitation, the timing of permitting and potential development of Donlin Gold, statements relating to NOVAGOLD’s future operating and financial performance, outlook, and the potential sale of all or part of NOVAGOLD’s interest in Galore Creek are forward-looking statements. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “estimates”, “potential”, “possible”, and similar expressions, or statements that events, conditions, or results “will”, “may”, “could”, or “should” occur or be achieved. These forward-looking statements may include statements regarding the 2017 outlook; exploration potential of Donlin Gold; perceived merit of properties; anticipated timing and content of an updated feasibility study; anticipated permitting timeframes; exploration results and budgets; mineral reserve and resource estimates; work programs; capital expenditures; timelines; strategic plans; completion of transactions; market prices for precious and base metals; or other statements that are not statements of fact. Forward-looking statements involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate, and actual results and future events could differ materially from those anticipated in such statements. Important factors that could cause actual results to differ materially from NOVAGOLD’s expectations include the uncertainties involving the need to obtain permits and governmental approvals; the need for additional financing to explore and develop properties and availability of financing in the debt and capital markets; uncertainties involved in the interpretation of drilling results and geological tests and the estimation of reserves and resources; the need for continued cooperation with Barrick Gold Corporation and Teck Resources Limited for the continued exploration and development of the Donlin Gold and Galore Creek properties, respectively; the need for cooperation of government agencies and native groups in the development and operation of properties; risks of construction and mining projects such as accidents, equipment breakdowns, bad weather, non-compliance with environmental and permit requirements, unanticipated variation in geological structures, ore grades or recovery rates; unexpected cost increases, which could include significant increases in estimated capital and operating costs; fluctuations in metal prices and currency exchange rates; and other risk and uncertainties disclosed in NOVAGOLD’s Annual Report filed on Form 10-K for the year-ended November 30, 2016 with the United States Securities and Exchange Commission, Canadian securities regulators, and in other NOVAGOLD reports and documents filed with applicable securities regulatory authorities from time to time. NOVAGOLD’s forward-looking statements reflect the beliefs, opinions and projections on the date the statements are made. NOVAGOLD assumes no obligation to update the forward-looking statements of beliefs, opinions, projections, or other factors, should they change, except as required by law.

Cautionary Note to United States Investors

This press release has been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of U.S. securities laws. Unless otherwise indicated, all resource and reserve estimates included in this press release have been prepared in accordance with Canadian National Instrument 43-101 Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (CIM)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). NI 43-101 is a rule developed by the Canadian Securities Administrators which establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Canadian standards, including NI 43-101, differ significantly from the requirements of the United States Securities and Exchange Commission (SEC), and resource and reserve information contained herein may not be comparable to similar information disclosed by U.S. companies. In particular, and without limiting the generality of the foregoing, the term "resource” does not equate to the term "reserves”. Under U.S. standards, mineralization may not be classified as a "reserve” unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. The SEC's disclosure standards normally do not permit the inclusion of information concerning "measured mineral resources”, "indicated mineral resources” or "inferred mineral resources” or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves” by U.S. standards in documents filed with the SEC. Investors are cautioned not to assume that all or any part of “measured” or “indicated resources” will ever be converted into “reserves”. Investors should also understand that "inferred mineral resources” have a great amount of uncertainty as to their existence and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of the “inferred resources” will ever be upgraded to “indicated resource”, “measured resource”, or “mineral reserve” status. Under Canadian rules, estimated "inferred mineral resources” may not form the basis of feasibility or pre-feasibility studies except in rare cases. Investors are cautioned not to assume that all or any part of an "inferred mineral resource” exists or is economically or legally mineable. Disclosure of "contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute "reserves” by SEC standards as in-place tonnage and grade without reference to unit measures. The requirements of NI 43-101 for identification of "reserves” are also not the same as those of the SEC, and reserves reported by NOVAGOLD in compliance with NI 43-101 may not qualify as "reserves” under SEC standards. Neither Donlin Gold nor Galore Creek have known reserves, as defined under SEC Industry Guide 7. Accordingly, information concerning mineral deposits set forth herein may not be comparable with information made public by companies that report in accordance with U.S. standards.

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